UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 4, 2011

PARKERVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7915 Baymeadows Way, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

904-732-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 4, 2011, ParkerVision, Inc. (the “Company”) received approval from The NASDAQ Stock Market LLC (“NASDAQ”) to transfer the listing of its common stock from the NASDAQ Global Market to the NASDAQ Capital Market and the Company’s board of directors authorized the Company to proceed with the transfer, which will be effective on February 9, 2011. The Company’s common stock will continue to trade uninterrupted under the symbol “PRKR.”  The transfer should not have any effect on investors’ ability to buy or sell shares.

As previously disclosed in its Current Report on Form 8-K filed on August 20, 2010, the Company received a notice on August 18, 2010 from the NASDAQ Listing Qualifications Department stating that, for the previous 30 consecutive business days, the closing bid price for the Company’s common stock had been below the minimum of $1.00 per share required for continued inclusion on NASDAQ (the “Minimum Bid Price Requirement”). Under NASDAQ’s rules, the Company initially was afforded a 180-calendar-day period to regain compliance, or through February 14, 2011. The Company will not be able to regain compliance within this time frame. However, the Company expects to be afforded an additional 180-calendar-day period to regain compliance, or through August 13, 2011, as a result of its transfer to the NASDAQ Capital Market.

In order to regain compliance with the Minimum Bid Price Requirement, the bid price for shares of the Company’s common stock must close at $1.00 per share or more for a minimum of ten consecutive trading days. If the Company is unable to regain compliance by August 13, 2011, NASDAQ will notify the Company of its determination to delist the Company’s common stock, which determination may be appealed to a NASDAQ Listing Qualifications Panel.

To the extent this Current Report contains statements that are forward-looking, readers are cautioned not to place undue reliance on such statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties that could cause actual events or results to differ materially from those currently anticipated or projected. These risks and uncertainties include, without limitation, the risks and uncertainties disclosed in the Company’s SEC reports, including the Form 10-K for the year ended December 31, 2009, and the Forms 10-Q for the quarters ended March 31, June 30 and September 30, 2010.

Item 8.01.	Other Events.

On February 8, 2011, the Company issued a press release announcing the transfer of its common stock from the NASDAQ Global Market to the NASDAQ Capital Market. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2011
PARKERVISION, INC.

	By:	/s/ Cynthia Poehlman
Cynthia Poehlman
Chief Financial Officer

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